UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Asset-Based Revolving Credit Facility

On May 24, 2013, Quiksilver, Inc., as a guarantor, QS Wholesale, Inc., as lead borrower, and certain other U.S., Canadian, Australian and Japanese subsidiaries of Quiksilver, Inc., as borrowers (collectively, the “Borrower”) and/or as guarantors, entered into an Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent (in such capacity, the “Agent”), and the lenders and other agents party thereto (the “Revolving Facility”), which amends and restates the existing asset-based credit facility for Quiksilver, Inc.’s Americas operations.

Under the Revolving Facility, the amount to be extended to the Borrower is limited to the lesser of (i) $160 million in the case of U.S. borrowers; $30 million in the case of the Canadian borrower; $25 million in the case of the Australian borrower; or $15 million in the case of the Japanese borrower (with a Borrower option to expand the aggregate commitments by up to an additional $125 million on certain conditions) and (ii) a borrowing base calculated upon designated percentages of eligible accounts receivable, eligible inventory and, in the case of U.S. and Canadian borrowers, eligible credit card receivables of the applicable borrowers and guarantors, less customary reserves. The Revolving Facility includes a $92.5 million sublimit for U.S. letters of credit; a $12.5 million sublimit for Canadian letters of credit; a $25 million sublimit for Australian letters of credit; and a $15 million sublimit for Japanese letters of credit. Outstanding loans generally may be repaid in whole or in part at any time, without penalty, subject to certain customary limitations. The Revolving Facility has a term of five years; provided that, if Quiksilver, Inc.’s 6-7/8% senior notes due 2015 or any applicable indebtedness incurred to refinance such notes or Boardriders, S.A.’s 8.875% senior notes due 2017 or any applicable indebtedness incurred to refinance such notes are not refinanced or redeemed at least 91 days prior to their applicable scheduled maturity date, the Revolving Facility shall become automatically due and payable 91 days prior to such applicable scheduled maturity date.

In the case of U.S. borrowers, the interest rate on borrowings under the Revolving Facility is determined, at the Borrower’s option, as either: (i) an adjusted London Inter-Bank Offer (“LIBO”) rate plus a spread of 1.75% to 2.25%; or (ii) a Base Rate (as defined below) plus a spread of 0.75% to 1.75%. The Base Rate is the highest of (A) the U.S. prime rate, (B) the federal funds effective rate plus 0.5%, and (C) an adjusted LIBO rate for an interest period of one month plus 1% per annum. In the case of the Canadian borrower, the interest rate on borrowings under the Revolving Facility is determined, at the Canadian borrower’s option, as any of: (i) an adjusted LIBO rate plus a spread of 1.75% to 2.25% (if U.S. Dollar loans); or (ii) a Canadian Base Rate (as defined below) plus a spread of 0.75% to 1.75%; or (iii) a bankers’ acceptance equivalent rate plus a spread of 1.75% to 2.25%; or (iv) a Canadian Prime Rate (as defined below) plus a spread of 0.75% to 1.75%. The Canadian Base Rate is the highest of (A) the base rate for U.S. Dollar-denominated commercial loans made in Canada, (B) the federal funds effective rate plus 0.5%, and (C) an adjusted LIBO rate for an interest period of one month plus 1% per annum. The Canadian Prime Rate is the highest of (A) the Canadian prime rate, (B) the Bank of Canada overnight rate plus 0.5%, and (C) a bankers’ acceptance equivalent rate for an interest period of 30 days plus 1% per annum. In the case of the Australian borrower, the interest rate on borrowings under the Revolving Facility is determined, at the Australian borrower’s option, as any of: (i) an adjusted LIBO rate plus a spread of 1.75% to 2.25% (if U.S.

Dollar loans); or (ii) an Australian Base Rate (as defined below) plus a spread of 0.75% to 1.75%; or (iii) the Australian bank bill rate plus a spread of 1.75% to 2.25%. The Australian Base Rate is the higher of (A) the “cash rate” determined by the Australian Reserve Bank Board at which banks borrow from each other on an overnight, unsecured basis and (B) the Australian bank bill rate for an interest period of one month plus 1% per annum. In the case of the Japanese borrower, the interest rate on borrowings under the Revolving Facility is determined, at the Japanese borrower’s option, as any of: (i) a Tokyo interbank offered (“TIBOR”) rate plus a spread of 1.75% to 2.25%; or (ii) a Japanese Base Rate (as defined below) plus a spread of 0.75% to 1.75%. The Japanese Base Rate is the higher of (A) the “basic loan rate” established by the Bank of Japan and (B) the TIBOR rate for an interest period of one month plus 1% per annum. The applicable spreads are based upon the average daily excess availability under the Revolving Facility. The applicable rate of interest under the Revolving Facility will increase by 2% during an event of default.

The Revolving Facility is guaranteed by Quiksilver, Inc. and its domestic, Canadian, Australian and Japanese subsidiaries (other than immaterial subsidiaries) (collectively, the “Guarantors”), except that Canadian, Australian and Japanese subsidiaries of Quiksilver, Inc. do not guarantee the obligations of the U.S. loan parties. The obligations of the Borrower under the Revolving Facility generally are secured by (i) subject to certain exceptions, a first priority security interest in the inventory and accounts receivable of the Borrower and the Guarantors, together with general intangibles (excluding intellectual property rights) and other property related to the inventory and accounts receivable, (ii) subject to certain exceptions, a security interest in substantially all other personal property of the Borrower and Guarantors (which security interest is a second priority security interest in the case of the U.S. loan parties) and (iii) subject to certain exceptions, a pledge of the shares of certain subsidiaries of the Borrower and Guarantors (which pledge is a second priority pledge in the case of the U.S. loan parties), except that the assets of the Canadian, Australian and Japanese subsidiaries of Quiksilver, Inc. do not secure the obligations of the U.S. loan parties.

The Revolving Facility contains customary default provisions and provides that, upon the occurrence of an event of default relating to the bankruptcy or insolvency of the Borrower or other subsidiaries, the unpaid balance of the principal and accrued interest under the Revolving Facility and all other obligations of the Borrower under the loan documents will become immediately due and payable without any action under the Revolving Facility. Upon the occurrence of any other event of default (which would include a default under other material indebtedness), the Agent may, by written notice, declare the unpaid balance of the principal and accrued interest under the Revolving Facility and all other obligations under the loan documents immediately due and payable without any further action.

The Revolving Facility also includes certain representations and warranties and restrictive covenants usual for facilities and transactions of this type. The Revolving Facility does not have a financial maintenance covenant, other than a minimum fixed charge coverage ratio of 1.0 to 1.0 that would only apply if aggregate excess availability under the Revolving Facility is less than the greater of (a) $15 million and (b) 10% of the lesser of the borrowing base and the aggregate Revolving Facility commitments at such time; provided that, for such purposes Australian excess availability and Japanese excess availability shall not account for more than 40% of aggregate excess availability. The Borrower paid customary agency, arrangement and upfront fees in connection with the Revolving Facility.

The Revolving Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the Revolving Facility is not complete and is qualified in its entirety by reference to the exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information provided in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Amended and Restated Credit Agreement, dated as of May 24, 2013, among Quiksilver, Inc., as a guarantor, QS Wholesale, Inc., as lead borrower, the other borrowers and guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and other agents party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2013	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Amended and Restated Credit Agreement, dated as of May 24, 2013, among Quiksilver, Inc., as a guarantor, QS Wholesale, Inc., as lead borrower, the other borrowers and guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and other agents party thereto

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